    Exhibit 99.3
Humana Inc. Third Quarter 2026 Prepared Management Remarks 11/06/2026
Please view these remarks in conjunction with our 3Q 2026 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, and Chief Financial Officer, Celeste Mellet, which will begin today at 8:00 a.m. Eastern Time and will be available via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 3Q 2026 earnings release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made within these remarks refer to diluted earnings per common share.

    Exhibit 99.3
Humana Inc. Third Quarter 2026 Prepared Management Remarks 11/06/2026
Executive Summary
•Delivered solid results in the third quarter (3Q26) and raised our full year (FY) 2026 Adjusted EPS guidance from ‘at least $9.00’ to ‘at least $9.50’
•Continue to expect that our approach to 2027 individual Medicare Advantage (MA) bids will drive meaningful progress against our commitment of returning to a sustainable pre-tax margin of at least 3% in 2028
•Proud of our industry leading Bonus Year 2028 MA Stars results
oWill manage our product and expenses in 2028 at a level that approximates Top Quartile results, which is the Star Rating level we believe is sustainable on an annual basis, and is necessary to maintain a 3% margin and have a competitive product
•Believe we are well positioned to deliver on our commitment of unlocking the earnings potential of the business by 2028 as laid out at our 2025 Investor Day supported by our expanded membership base, return to Top Quartile Stars results, successful Group MA recontracting, progress through the J-curve in Medicaid and Primary Care, growth in Pharmacy and Home Solutions, and continued discipline across pricing, clinical excellence, operating efficiencies and capital allocation
•As previously announced, we will hold a virtual investor update on December 10th, 2026 to provide a mark to market against the framework laid out at our 2025 Investor Day, including the initiatives expected to support earnings growth through 2028
Expanded Key Messages
•Delivered solid 3Q26 results:
o3Q26 Adjusted loss per share of $0.70 is ahead of our guidance expectation of an Adjusted loss per share of approximately $1.00, or just over negative 10% of FY Adjusted EPS, with outperformance driven by strong Insurance segment results
oInsurance segment benefit ratio of 93.7%, favorable to our guidance expectations of ‘slightly above 94%’
Based on information available to date, medical and pharmacy cost trends are in line to better than our expectations of ‘high single digit’ trend, across both new and existing membership
o3Q26 year to date (YTD) Adjusted consolidated operating cost ratio of 10.3% and Insurance segment operating cost ratio of 7.4%, represent an 80 basis point (bps) and 110 bps reduction year over year, respectively
Reduction driven by operating leverage from membership and revenue growth, along with tactical cost cutting and transformation efforts, which remain on track
•Continue to strategically expand our CenterWell and Medicaid platforms, including:
o3Q26 YTD patient growth of approximately 146,800, or 30%, in CenterWell Primary Care
Recently announced joint venture (JV) with Blackrock replaced the previous JVs with Welsh, Carson, Anderson and Stowe (WCAS), enhancing balance sheet efficiency and providing greater financial flexibility at a reduced cost of capital, while also funding future growth
o3Q26 YTD CenterWell Pharmacy revenue growth of 18% driven by Humana’s membership growth and continued industry leading mail order penetration, combined with further expansion of our agnostic volumes in Specialty, Direct to Consumer, and Direct to Employer
o3Q26 YTD Medicaid member growth of approximately 104,000, largely driven by the start of integrated Duals programs in Michigan, Illinois and South Carolina

    Exhibit 99.3
Humana Inc. Third Quarter 2026 Prepared Management Remarks 11/06/2026

Detailed Discussion:
Insurance
Delivered solid 3Q26 Insurance segment results with membership and revenue, including member risk scores, tracking in line with expectations and Insurance segment benefit ratio of 93.7%, favorable to our guidance expectation of ‘slightly above 94%’. Based on information available to date, medical and pharmacy cost trends are in line to better than our expectations of ‘high single digit’ trend, across both new and existing membership.
Individual MA
•3Q26 YTD membership increase of approximately 1,208,000, or 23%, is tracking in line with our FY 2026 expectation of approximately 25% membership growth
oMembership growth expected to further fuel our ability to unlock the earnings potential of the business by 2028 as laid out at our 2025 Investor Day
Group MA
•3Q26 YTD membership growth of approximately 160,000, or 28%, is in line with expectations of growth of approximately 150,000 members in FY 2026

Individual Stand-Alone Part D (PDP)
•3Q26 YTD membership growth of approximately 1,220,000, or 54%, which is largely concentrated in our Basic and Value PDP plans, is tracking ahead of our FY 2026 expectation of approximately 1 million member growth
Medicaid
•3Q26 YTD membership growth of approximately 104,000 is in line with expectations; we continue to anticipate 25,000 to 100,000 member growth for FY 2026, representing an increase of approximately 4% for the year at the midpoint, largely driven by new contract starts on January 1st
•Our Medicaid footprint now spans 13 states, including 11 active states and additional contracts awarded with implementations pending in Georgia and Texas
•The states continue to navigate procurement challenges related to our recent awards in Texas and Georgia. We remain bullish on these awards and our ability to win new business and successfully deliver value for our members and state partners

CenterWell
3Q26 CenterWell results reflect robust growth across each line of business driven by Humana membership growth and continued agnostic expansion.

    Exhibit 99.3
Humana Inc. Third Quarter 2026 Prepared Management Remarks 11/06/2026
Primary Care
•Serving approximately 638,000 patients as of September 30, 2026, an increase of 146,800 patients, or 30%, from December 31, 2025. 3Q26 YTD patient growth includes:
o30,700 patients, or 28%, growth in our de novo centers
o74,500 patients, or 24%, growth in our more mature wholly-owned centers; and
o41,600 patients, or 56%, growth in our Independent Physician Associations (IPA) business
•Clinical engagement of our robust growth is in line with expectations and exceeded last year’s YTD engagement rate by 100 bps. In addition, retention of engaged patients YTD exceeded last year’s rate by 170 bps
•Operating 399 centers as of September 30, 2026, representing growth of 57 centers, or 17%, year over year, while representing an increase of 49 centers, or 14%, from December 31, 2025
oThe year-over-year and YTD increases in centers is largely driven by recently completed acquisitions, including The Villages Health (4Q25) and MaxHealth (1Q26)
•3Q26 YTD results include higher costs primarily concentrated to a group of specific patients in a single geography driven by patient and plan mix dynamics across multiple payor partners
oAnticipate improvement in 2027 due to recontracting actions taken within Primary Care, as well as plan exits, benefit adjustments, and network management actions taken by our health plan partners
•We still anticipate we will mitigate the ultimate impact of the v28 risk model changes over the three-year phase in through a multi-pronged plan including numerous operational efficiencies such as centralizing and streamlining administrative functions, standardizing the clinic operating model, and improving clinician productivity to increase capacity
oThe impact of v28 and our related mitigation efforts are tracking in line with expectations to date

Home
•Within our CenterWell Home Health fee-for-service business, 3Q26 YTD same store admissions grew 4% year over year consistent with our expectation of mid-single digit year-over-year growth as we optimize our payor mix and focus on profitability
•Our comprehensive initiative to drive productivity and efficiency within our home operating model to offset reimbursement and other pressures is driving the intended results

Pharmacy
•CenterWell Pharmacy has driven strong results 3Q26 YTD with increased year-over-year volumes driven by:

    Exhibit 99.3
Humana Inc. Third Quarter 2026 Prepared Management Remarks 11/06/2026
oHumana’s membership growth, continued industry leading mail order penetration, and improvements in strategic procurement
oContinued expansion of our agnostic client base with a significant year-over-year increase in Specialty, Direct to Consumer, and Direct to Employer volumes
•Surescripts, a leading health intelligence platform, announced CenterWell Pharmacy as a winner of its annual Surescripts White Coat Award for the sixth time, recognizing the advancing of prescription accuracy and performance

Earnings Seasonality
•Fourth quarter Insurance segment benefit ratio expected to be just above 95.5%
•Further, we expect that the fourth quarter consolidated benefit ratio will be slightly above the Insurance segment benefit ratio

Capital Deployment & Balance Sheet
•We continue efforts to increase the efficiency of our balance sheet and fortify our foundation and have maintained a prudent capital deployment approach
oThe transaction to divest all of our minority interest in Gentiva, which is valued at approximately $900 million, is expected to close in the fourth quarter of 2026
oThe recently announced JV with CenterWell and Blackrock closed in October of 2026, replacing the previous JVs with WCAS, enhancing balance sheet efficiency, and providing greater financial flexibility at a reduced cost of capital, while also funding future growth
The new JV does not include a put option exercisable by BlackRock
The new JV arrangement will give rise to a derivative instrument that will be recorded on our balance sheet at fair value; however, we expect a significant reduction in the liabilities on the balance sheet reflective of the meaningfully reduced cost of capital
As of September 30, 2026, our debt to capitalization ratio is 40.9%, down 180 bps from 42.7% at June 30, 2026, primarily reflecting the repayment of commercial paper, combined with the impact of 3Q26 GAAP net earnings
We anticipate the CenterWell JV transaction discussed above will reduce the GAAP debt to capitalization ratio by approximately 130 bps in the fourth quarter of 2026, all else equal, and further in 2027 and 2028 as we will no longer need to fund the puts associated with the former JVs, all else equal
•All in, our capital efficiency efforts are delivering results, and our capital levels provide a prudent buffer above regulatory and rating agency requirements
oConsistent with this disciplined approach, we continue to evaluate a pipeline of initiatives to further strengthen the balance sheet

    Exhibit 99.3
Humana Inc. Third Quarter 2026 Prepared Management Remarks 11/06/2026

Conclusion
•We have delivered solid YTD results and raised our FY 2026 Adjusted EPS guidance
•We expect that our approach to 2027 individual MA bids will drive meaningful progress against our commitment of returning to a sustainable pre-tax margin of at least 3% in 2028
•We are proud of our industry leading Bonus Year 2028 MA Stars results
•We believe we are well positioned to deliver on our commitment of unlocking the earnings potential of the business by 2028 as laid out at our 2025 Investor Day, supported by our expanded membership base, return to Top Quartile Stars results, successful Group MA recontracting, progress through the J-curve in Medicaid and Primary Care, growth in Pharmacy and Home Solutions, and continued discipline across pricing, clinical excellence, operating efficiencies and capital allocation